Exhibit 10.9

LOAN NUMBER	LOAN NAME	ACCT. NUMBER	NOTE DATE	INITIALS

9549601	MANITEX LOAD KING, INC.	0000423612-01	11/2/11	RS
NOTE AMOUNT	INDEX (w/Margin)	RATE	MATURITY DATE	LOAN PURPOSE
$400,000.00	Index 12- Monthly Avg 5 Year Treasury plus 4.000%	6.250%	11/2/18	Commercial
Creditor Use Only

PROMISSORY NOTE

(Commercial – Single Advance)

DATE AND PARTIES. The date of this Promissory Note (Note) is November 2, 2011. The parties and their addresses are:

LENDER:

HOME FEDERAL BANK

225 S MAIN AVE

SIOUX FALLS, SD 57104

Telephone: (605) 336-2470

BORROWER:

MANITEX LOAD KING, INC.

a Michigan Corporation

701 E ROSE STREET

ELK POINT, SD 57025

1. DEFINITIONS. As used in this Note, the terms have the following meanings:

A. Pronouns. The pronouns “I,” “me,” and “my” refer to each Borrower signing this Note, individually and together. “You” and “Your” refer to the Lender.

B. Note. Note refers to this document, and any extensions, renewals, modifications and substitutions of this Note.

C. Loan. Loan refers to this transaction generally, including obligations and duties arising from the terms of all documents prepared or submitted for this transaction such as applications, security agreements, disclosures or notes, and this Note.

D. Loan Documents. Loan Documents refer to all the documents executed as a part of or in connection with the Loan.

E. Property. Property is any property, real or personal, that secures my performance of the obligations of this Loan.

F. Percent. Rates and rate change limitations are expressed as annualized percentages.

G. Dollar Amounts. All dollar amounts will be payable in lawful money of the United States of America.

MANITEX LOAD KING, INC.
South Dakota Promissory Note		Initials
SD/4susiksmi00216900007756012100511N	Wolters Kluwer Financial Services -1996, 2011 Bankers Systems*	Page 1

2. PROMISE TO PAY. For value received, I promise to pay you or your order, at your address, or at such other location as you may designate, the principal sum of $400,000.00 (Principal) plus interest from November 2, 2011 on the unpaid Principal balance until this Note matures or this obligation is accelerated.

3. INTEREST. Interest will accrue on the unpaid Principal balance of this Note at the rate of 6.250 percent (Interest Rate) until November 2, 2016, after which time it may change as described in the Variable Rate subsection.

A. Interest After Default. If you declare a default under the terms of the Loan, including for failure to pay in full at maturity, you may increase the Interest Rate otherwise payable as described in this section. In such event, interest will accrue on the unpaid Principal balance of this Note at a rate equal to the rate in effect prior to default, plus 3.000 percent, for so long as such default continues or is waived.

B. Maximum Interest Amount. Any amount assessed or collected as interest under the terms of this Note will be limited to the maximum lawful amount of interest allowed by state or federal law, whichever is greater. Amounts collected in excess of the maximum lawful amount will be applied first to the unpaid Principal balance. Any remainder will be refunded to me.

C. Statutory Authority. The amount assessed or collected on this Note is authorized by the South Dakota usury laws under S.D. Codified Laws Ann. §§ 54-3-13 and 54-3-14.

D. Accrual. Interest accrues using an Actual/360 days counting method.

E. Variable Rate. The Interest Rate may change during the term of this transaction.

(1) Index. Beginning with the first Change Date, the Interest Rate will be based on the following index: Monthly average yield on 5 year Constant Maturity of U.S. Treasury Securities.

The Current Index is the most recent index figure available on each Change Date. You do not guaranty by selecting this Index, or the margin, that the Interest Rate on this Note will be the same rate you charge on any other loans or class of loans you make to me or other borrowers. If this Index is no longer available, you will substitute a similar index. You will give me notice of your choice.

(2) Change Date. Each date on which the Interest Rate may change is called a Change Date. The Interest Rate may change November 2, 2016 and every 5 years thereafter.

(3) Calculation Of Change. On each Change Date you will calculate the Interest Rate, which will be the Current Index plus 4.000 percent. The result of this calculation will be rounded up to the nearest .001 percent. Subject to any limitations, this will be the Interest Rate until the next Change Date. The new Interest Rate will become effective on each Change Date. The Interest Rate and other charges on this Note will never exceed the highest rate or charge allowed by law for this Note.

(4) Limitations. The Interest Rate changes are subject to the following limitations:

(a) Lifetime. The Interest Rate will never be less than 5.000 percent.

(5) Effect Of Variable Rate. A change in the Interest Rate will have the following effect on the payments: The amount of scheduled payments will change.

MANITEX LOAD KING, INC.
South Dakota Promissory Note		Initials
SD/4susiksmi00216900007756012100511N	Wolters Kluwer Financial Services -1996, 2011 Bankers Systems*	Page 2

4. PAYMENT. I agree to pay this Note in 84 payments. A payment of $5,908.91 will be due December 2, 2011, and on the 30th day of each month thereafter. I will make 60 scheduled payments of this amount. The scheduled payment amount may then change every 60 payments thereafter. Changes in the Interest Rate will not affect the scheduled payment amount during these periods. With each scheduled payment change the payment amount will be adjusted to reflect changes in the Interest Rate during the remaining term of this Note. In addition, changes to the scheduled payment amounts are subject to changes in the Interest Rate as described in the Variable Rate subsection of this Note. A final payment of the entire unpaid balance of Principal and interest will be due November 2, 2018.

Payments will be rounded to the nearest $.01. With the final payment I also agree to pay any additional fees or charges owing and the amount of any advances you have made to others on my behalf. Payments scheduled to be paid on the 29th, 30th or 31st day of a month that contains no such day will, instead, be made on the last day of such month.

If the amount of a scheduled payment does not equal or exceed interest accrued during the payment period the unpaid portion will be added to, and will be payable with, the next scheduled payment.

Each payment I make on this Note will be applied first to interest that is due then to principal that is due, and finally to any charges that I owe other than principal and interest. If you and I agree to a different application of payments, we will describe our agreement on this Note. You may change how payments are applied in your sole discretion without notice to me. The actual amount of my final payment will depend on my payment record.

5. PREPAYMENT. I may prepay this Loan in full or in part at any time. Any partial prepayment will not excuse any later scheduled payments until I pay in full.

6. LOAN PURPOSE. The purpose of this Loan is REFINANCE TEREX.

7. ADDITIONAL TERMS. BORROWER SHALL PROVIDE LENDER WITH ANNUAL FINANCIAL STATEMENTS WITHOUT FOOTNOTES

8. SECURITY. The Loan is secured by separate security instruments prepared together with this Note as follows:

Document Name	Parties to Document
Security Agreement—MANITEX LOAD KING, INC.	MANITEX LOAD KING, INC.

9. DEFAULT. I will be in default if any of the following events (known separately and collectively as an Event of Default) occur:

A. Payments. I fail to make a payment in full within 15 days of when due.

B. Insolvency or Bankruptcy. The dissolution or appointment of a receiver by or on behalf of, application of any debtor relief law, the assignment for the benefit of creditors by or on behalf of, the voluntary or involuntary termination of existence by, or the commencement of any proceeding under any present or future federal or state insolvency, bankruptcy, reorganization, composition or debtor relief law by or against me or any co-signer, endorser, surety or guarantor of this Note or any other obligations I have with you which is not stayed or dismissed within 60 days.

MANITEX LOAD KING, INC.
South Dakota Promissory Note		Initials
SD/4susiksmi00216900007756012100511N	Wolters Kluwer Financial Services -1996, 2011 Bankers Systems*	Page 3

C. Business Termination. I dissolve, reorganize, end my business or existence.

D. New Organizations. Without your written consent, I merge into, or consolidate with an entity; materially change my legal structure.

E. Failure to Perform. I fail, in a material manner, to perform any condition or to keep any promise or covenant of this Note which failure continues for a period of 15 days after notice by you of such failure.

F. Other Documents. A default occurs under the terms of any other Loan Documents and such default continues for a period of 15 days.

G. Other Agreements. I am in default on any other debt or agreement I have with you.

H. Misrepresentation. I make any written statement or provide any financial information that is materially untrue, inaccurate, or conceals a material fact at the time it is made or provided.

I. Judgment. I fail to satisfy or appeal any judgment against me in excess of $500,000.

J. Forfeiture. The Property is used in a manner or for a purpose that threatens confiscation by a legal authority.

K. Name Change. I change my name without notifying you and you suffer a loss as a result of such failure.

L. Property Transfer. I transfer all or a substantial part of my property.

M. Property Value. You determine in good faith that the value of the Property is materially impaired.

N. Material Change. I will notify you if there is a material change in the ownership of my business.

10. DUE ON SALE OR ENCUMBRANCE. You may, at your option, declare the entire balance of this Note to be immediately due and payable upon the creation of, or contract for the creation of, any material lien, encumbrance, transfer or sale of all or any part of the Property except any lien created in connection with borrowings from the State of South Dakota Board of Economic Development or Comerica. This right is subject to the restrictions imposed by federal law (12 C.F.R. 591), as applicable.

11. WAIVERS AND CONSENT. To the extent not prohibited by law, I waive protest, presentment for payment and demand.

A. Additional Waivers By Borrower. In addition, I, and any party to this Note and Loan, to the extent permitted by law, consent to certain actions you may take, and generally waive defenses that may be available based on these actions or based on the status of a party to this Note.

(1) You may renew or extend payments on this Note, regardless of the number of such renewals or extensions.

(2) You may release any Borrower, endorser, guarantor, surety, accommodation maker or any other co-signer.

(3) You may release, substitute or impair any Property securing this Note.

(4) You, or any institution participating in this Note, may invoke your right of set-off.

MANITEX LOAD KING, INC.
South Dakota Promissory Note		Initials
SD/4susiksmi00216900007756012100511N	Wolters Kluwer Financial Services -1996, 2011 Bankers Systems*	Page 4

(5) You may enter into any sales, repurchases or participations of this Note to any person in any amounts and I waive notice of such sales, repurchases or participations.

(6) I agree that any of us signing this Note as a Borrower is authorized to modify the terms of this Note or any instrument securing or relating to this Note (other than the guaranty).

B. No Waiver By Lender. Your course of dealing, or your forbearance from, or delay in, the exercise of any of your rights, remedies, privileges or right to insist upon my strict performance of any provisions contained in this Note, or any other Loan Document, shall not be construed as a waiver by you, unless any such waiver is in writing and is signed by you.

12. REMEDIES. After I default, and the expiration of a 30 day cure period, you may at your option do any one or more of the following.

A. Acceleration. You may make all or any part of the amount owing by the terms of this Note immediately due.

B. Sources. You may use any and all remedies you have under state or federal law or in any Loan Document.

C. Insurance Benefits. You may make a claim for any and all insurance benefits or refunds that may be available on my default.

D. Payments Made On My Behalf. Amounts advanced on my behalf will be immediately due and may be added to the balance owing under the terms of this Note, and accrue interest at the highest post-maturity interest rate.

E. Set-Off. You may use the right of set-off. This means you may set-off any amount due and payable under the terms of this Note against any right I have to receive money from you.

My right to receive money from you includes any deposit or share account balance I have with you; any money owed to me on an item presented to you or in your possession for collection or exchange; and any repurchase agreement or other non-deposit obligation. “Any amount due and payable under the terms of this Note” means the total amount to which you are entitled to demand payment under the terms of this Note at the time you set-off.

Subject to any other written contract, if my right to receive money from you is also owned by someone who has not agreed to pay this Note, your right of set-off will apply to my interest in the obligation and to any other amounts I could withdraw on my sole request or endorsement.

Your right of set-off does not apply to an account or other obligation where my rights arise only in a representative capacity. It also does not apply to any Individual Retirement Account or other tax-deferred retirement account.

You will not be liable for the dishonor of any check when the dishonor occurs because you set-off against any of my accounts. I agree to hold you harmless from any such claims arising as a result of your exercise of your right of set-off.

F. Waiver. Except as otherwise required by law, by choosing any one or more of these remedies you do not give up your right to use any other remedy. You do not waive a default if you choose not to use a remedy. By electing not to use any remedy, you do not waive your right to later consider the event a default and to use any remedies if the default continues or occurs again.

13. COLLECTION EXPENSES AND ATTORNEYS’ FEES. On or after the occurrence of an Event of Default, and the expiration of a 30 day cure period, to the extent permitted by law, I agree to pay all expenses of collection, enforcement or

MANITEX LOAD KING, INC.
South Dakota Promissory Note		Initials
SD/4susiksmi00216900007756012100511N	Wolters Kluwer Financial Services -1996, 2011 Bankers Systems*	Page 5

protection of your rights and remedies under this Note or any other Loan Document. Expenses include, but are not limited to, court costs and other legal expenses, including any reasonable attorney’s fees if allowed by law. These expenses are due and payable immediately. If not paid immediately, these expenses will bear interest from the date of payment until paid in full at the highest interest rate in effect as provided for in the terms of this Note. All fees and expenses will be secured by the Property I have granted to you, if any. In addition, to the extent permitted by the United States Bankruptcy Code, I agree to pay the reasonable attorneys’ fees incurred by you to protect your rights and interests in connection with any bankruptcy proceedings initiated by or against me.

14. COMMISSIONS. I understand and agree that you (or your affiliate) will earn commissions or fees on any insurance products, and may earn such fees on other services that I buy through you or your affiliate.

15. WARRANTIES AND REPRESENTATIONS. I make to you the following warranties and representations which will continue as long as this Note is in effect:

A. Power. I am in good standing in South Dakota. I have the power and authority to enter into this transaction and to carry on my business or activity as it is now being conducted and, as applicable, am qualified to do so in South Dakota.

B. Authority. The execution, delivery and performance of this Note and the obligation evidenced by this Note are within my powers, have been duly authorized, have received all necessary governmental approval, will not violate any provision of law, or order of court or governmental agency, and will not violate any agreement to which I am a party or to which I am or any of my Property is subject.

C. Name and Place of Business. Other than previously disclosed in writing to you I have not changed my name or principal place of business within the last 2 years and have not used any other trade or fictitious name in the last 2 years. I will preserve my existing name, trade names and franchises.

16. INSURANCE. I agree to obtain the insurance described in this Loan Agreement.

A. Property Insurance. I will insure or retain insurance coverage on the Property and abide by the insurance requirements of any security instrument securing the Loan.

B. Flood Insurance. Flood insurance is not required at this time. It may be required in the future should the property be included in an updated flood plain map. If required in the future, I may obtain flood insurance from anyone I want that is reasonably acceptable to you.

C. Insurance Warranties. I agree to purchase any insurance coverages that are, in the amounts that, in my judgment are reasonably prudent. I will provide you with continuing proof of coverage. I will have the insurance company name you as loss payee on any insurance policy. You will apply the insurance proceeds toward what I owe you on the outstanding balance. I agree that if the insurance proceeds do not cover the amounts I still owe you, I will pay the difference. I will keep the insurance until all debts secured by this agreement are paid.

17. APPLICABLE LAW. This Note is governed by the laws of South Dakota, the United States of America, and to the extent required, by the laws of the jurisdiction where the Property is located, except to the extent such state laws are preempted by federal law.

MANITEX LOAD KING, INC.
South Dakota Promissory Note		Initials
SD/4susiksmi00216900007756012100511N	Wolters Kluwer Financial Services -1996, 2011 Bankers Systems*	Page 6

18. JOINT AND INDIVIDUAL LIABILITY AND SUCCESSORS. My obligation to pay the Loan is independent of the obligation of any other person who has also agreed to pay it. You may sue me alone, or anyone else who is obligated on the Loan, or any number of us together, to collect the Loan. Extending the Loan or new obligations under the Loan, will not affect my duty under the Loan and I will still be obligated to pay the Loan. This Note shall inure to the benefit of and be enforceable by you and your successors and assigns and shall be binding upon and enforceable against me, my successors, heirs and assigns.

19. AMENDMENT, INTEGRATION AND SEVERABILITY. This Note may not be amended or modified by oral agreement. No amendment or modification of this Note is effective unless made in writing and executed by you and me. This Note and the other Loan Documents are the complete and final expression of the agreement. If any provision of this Note is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable. No present or future agreement securing any other debt I owe you will secure the payment of this Loan if, with respect to this loan, you fail to fulfill any necessary requirements or limitations of Sections 19(a), 32 or 35 of Regulation Z or if, as a result, this Loan would become subject to Section 670 of the John Warner National Defense Authorization Act for Fiscal Year 2007.

20. INTERPRETATION. Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to interpret or define the terms of this Note.

21. NOTICE, FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS. Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party’s address listed in the DATE AND PARTIES section, or to any other address designated in writing. Notice to one Borrower will be deemed to be notice to all Borrowers. I will inform you in writing of any change in my name, address or other application information. I will provide you any correct financial statements without footnotes. I agree to sign, deliver, and file any additional documents or certifications that you may consider necessary to perfect, continue, and preserve my obligations under this Loan and to confirm your lien status on any Property. Time is of the essence.

22. CREDIT INFORMATION. I agree to supply you with whatever business information you reasonably request. You will make requests for this information without undue frequency, and will give me reasonable time in which to supply the information.

23. ERRORS AND OMISSIONS. I agree, if requested by you, to fully cooperate in the correction, if necessary, in the reasonable discretion of you of any and all loan closing documents so that all documents accurately describe the loan between you and me. I agree to assume all costs including by way of illustration and not limitation, actual expenses, legal fees and marketing losses for failing to reasonably comply with your requests within thirty (30) days.

24. SIGNATURES. By signing under seal, I agree to the terms contained in this Note. I also acknowledge receipt of a copy of this Note.

MANITEX LOAD KING, INC.
South Dakota Promissory Note		Initials
SD/4susiksmi00216900007756012100511N	Wolters Kluwer Financial Services -1996, 2011 Bankers Systems*	Page 7

24. SIGNATURES. By signing under seal, I agree to the terms contained in this Note. I also acknowledge receipt of a copy of this Note.

BORROWER:

MANITEX LOAD KING, INC.

By /s/ David H. Gransee                                                  (Seal)  None

DAVID H GRANSEE, VICE PRESIDENT

MANITEX LOAD KING, INC.
South Dakota Promissory Note		Initials
SD/4susiksmi00216900007756012100511N	Wolters Kluwer Financial Services -1996, 2011 Bankers Systems*	Page 8